UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	June 1, 2010
(June 1, 2010)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

001-06986	Public Service Company of New Mexico	85-0019030
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

______________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01  Other Events.

On June 1, 2010, Public Service Company of New Mexico (“PNM”), a wholly owned subsidiary of PNM Resources, Inc., filed an electric rate case with the New Mexico Public Regulation Commission (“NMPRC”).  In its filing, PNM is seeking NMPRC approval for an increase in electric rates for its northern and southern operations of $165.2 million, or 21.2 percent.  The filing includes a phase-in to mitigate the impact on customers and a future test period instead of a historical test period, based on a bill passed unanimously by the New Mexico Legislature in 2009.  If ultimately approved by the NMPRC, the increase in rates would be only PNM’s third in nearly 25 years.

PNM is obligated to provide reliable electric service, and this rate proposal is designed to capture approximately $237 million of investment PNM has made to improve its system. In addition, PNM plans to make infrastructure investments of approximately $338 million by the end of 2011. That amount does not include costs associated with renewable generation.

PNM’s filing requests:

●
A $152.9 million increase in annual revenue for PNM’s northern operations and a $12.3 million increase in annual revenue for PNM’s southern operations, which covers the service territory formerly served by Texas-New Mexico Power Company prior to 2007.

●
A two-phase implementation to mitigate customer impact if regulators grant the proposed increases.  The first phase would go into effect April 1, 2011, and the second would go into effect January 1, 2012.

●	A three-year decoupling pilot program for PNM northern residential and small commercial customers to recover fixed infrastructure costs that are not recovered as a result of energy efficiency.

Excluded from the rate proposal are costs associated with the expansion of PNM’s renewable resources. Regulators separately are considering a plan to add 80 megawatts of solar power to PNM’s system to help fulfill state-mandated renewable energy standards.  PNM proposes to delay recovery of costs associated with renewable generation until April 1, 2012. PNM will seek approval from the NMPRC for implementation of a rate rider to collect these costs. Until the rate rider is in place, PNM would defer the costs associated with the renewable resources as regulatory assets on its balance sheet.

PROPOSED PHASED-IN RATE INCREASE

The following table sets forth the rate increase PNM has proposed, separated for the northern and southern operations, and also separated for each phased-in date. PNM is unable to predict the outcome of the rate case.

	North	South	Total
Current average retail rates per kWh	$0.0910	$0.1084

Increase on April 1, 2011	$111.1M	$8.7M	$119.8M
% of total request	72.7%	70.7%	72.5%
Average customer increase	15.5%	13.6%	15.3%

Increase on Jan. 1, 2012	$41.7M	$3.6M	$45.4M
% of total request	27.3%	29.3%	27.5%
Average customer increase	5.8%	5.7%	5.8%

Totals	$152.9M	$12.3M	$165.2M
Average customer increase	21.3%	19.4%	21.2%
Proposed average retail rates per kWh	$0.1101	$0.1300

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
PUBLIC SERVICE COMPANY OF NEW MEXICO

(Registrants)

Date: June 1, 2010	/s/ Charles N. Eldred

Charles N. Eldred Executive Vice President and Chief Financial Officer
(Officer duly authorized to sign this report)